UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 18, 2009

______________

Asia Cork Inc.

(Exact name of Registrant as specified in its charter)

______________

DELAWARE	000-30115	13-3912047
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

3rd Floor, A Tower of Chuang Xin
Information Building
No. 72 Second Keji Road, Hi Tech Zone, Xi’An, Shaanxi 710075 P.R. CHINA

(Address of principal executive offices) (Zip code)

(011) 86-13301996766

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal  Officers;

On December 18, 2009, Mr. Yi Zhang resigned from his position as the Chief Operating Officer (“COO”) and Mr. Pingjun Zhang resigned as the Chief Technical Officer (“CTO”). On the same day, Mr. Shengli Liu was appointed as the COO and Vice Manager, and Mr. Tianbao Guo was appointed as the new CTO. The resignations of the COO and CTO were not as a result of any disagreement over any policies (accounting or otherwise) with the Registrant.

On December 18, 2009, Messrs. Genhu Yang, Xiaodong Wen, and Tao Wang were appointed as new directors of the Registrant to fill the prior vacancies of the Board.

There are no family relationships between any of the new officers or directors and the Registrant’s existing executive officers or directors nor are there any agreements between the Registrant and either of the new officers or directors. Further, there are no transactions involving the Registrant and any of the new officers or directors which would be reportable pursuant to Item 404 of Regulation S-K.

The following are the biographies of the three new directors and the new COO and CTO.

Mr. Genhu Yang, Director

Mr. Yang obtained his bachelor degree in Materials Science from Xi’an Science and Technology University in 1980. He has been working as a technician at the Xi’an Wood Company and Xi’an Forestry Chemicals Factory for the past twelve (12) years. He had been the recipient 3rd Price of Technological Invention by Xi’an Science and Technology Counsel.

Mr. Xiaodong Wen, Director

Mr. Xiaodong Wen has a MBA degree from New York University, a masters degree in Accounting from Brock University and a bachelor degree in Law from Beijing University of International Business and Economics.  Mr. Wen has over 15 years of professional experience working in capital markets, in particular in IPO’s and private equity in both Hong Kong and the United States for Chinese companies. From 1993 to 1995 Mr. Wen worked at Solomon Brothers in the area of issuance and listing of ABS, MBS, and junk bonds. From 1995 to 1999, he worked for Nomura Securities and First Pacific Rim, Inc where he was the head of the investment banking and consulting business for the Asia-pacific region. In May of 1999, he founded and worked as the executive chairman of Genes Capital Group located in New York City. Genes Capital was involved in private equity investments in Chinese companies, hedge funds and other securities tradings.

Mr. Tao Wang, Director

Mr. Tao Wang is a CPA in China where he has been working as a professional auditor for the last 14 years. He is a principal at the Shaanxin Zhixin Auditing Firm since 2001, an auditing firm in the Shaaxi Province that Mr. Wang helped establish. Mr. Wang has extensive experience both in finance and management.

Mr. Tianbao Guo, Chief Technical Officer

Mr. Guo is our new Chief Technical Officer. Mr. Guo has worked for Hanxin since 2005 as its Chief Engineer. Before joining Hanxin he worked at Xi’an Forestry Chemicals factory for over twenty (20) years, having served as the president of that company from 1992 until his departure.

Mr. Shengli Liu, Chief Operating Officer

Mr. Liu is our new chief Operating Officer. He has been our director and has worked for Hanxin since 2002. From 1997 to 2002 he was the director for the 12th section of Xikang railway project of China Railway 18th Bureau Group Co., Ltd. From 1989 to 1997 he worked as a manger in the metals division of the Xi'an Commodity Bureau.

Item 8.01

Other Events

On December 18, 2009, the Registrant established and adopted a charter for the Audit Committee of the Board, The Audit Committee is composed of members of the Board of Directors who are “independent” and is responsible for assisting the Board of Directors in fulfilling its oversight role regarding the Company’s financial reporting process, its system of internal control and its compliance with applicable laws, regulations and company policies. Messrs. Tao Wang, Genshe Bai and Xiaodong Wen were elected to be members of the Audit Committee and shall serve the Committee until their successors are duly elected and qualified. Mr. Tao Wang has been appointed as the Chairman of the Audit Committee.

On December 18, 2009, the Registrant established and adopted a charter for a Governance Committee of the Board of Directors and elected Genshe Bai and Xiaodong Wen as members to the Governance Committee. Mr. Bai is the chairman of the committee.

On December 18, 2009, the Registrant also established and adopted a charter for the creation and governance of the Compensation Committee of the Board of Directors. The charter requires that at least two members must be “non-employee directors” and “outside directors” within the meaning of the Securities and Exchange Act of 1934, as amended and the Internal Revenue Code of 1986, as amended. A Compensation Committee member shall be automatically removed without further action of the Board of Directors if the member ceases to be a director of the Company or is found by the Board of Directors to no longer be an "independent", "non employee" or "outside" director, as those terms are amended from time to time. The Board of Directors elected Genshe Bai and Xiaodong Wen as members of the Compensation Committee. Mr. Bai is the chairman.

Copies of the charters of each of the Audit Committee, Governance Committee, and Compensation Committee are attached hereto as Exhibits 99.1, 99.2 and 99.3.

Exhibit No.	Description
99.1	Charter for the Audit Committee
99.2	Charter for the Corporate Governance and Nominating Committee
99.3	Charter for the Compensation Committee

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA CORK INC.

	By:	/s/ PENGCHENG CHEN
Dated: December 23, 2009		Pengcheng Chen, Chief Executive Officer

4